REGISTRATION NO. 333-45571

     As filed with the Securities and Exchange Commission on August 11, 1998

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                        --------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                            PATHOGENESIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            91-1542150
  (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                             201 ELLIOTT AVENUE WEST
                            SEATTLE, WASHINGTON 98119
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 PATHOGENESIS CORPORATION 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)




           CAMERON S. AVERY                                COPIES TO:
           GENERAL COUNSEL                                WOON-WAH SIU
     PATHOGENESIS CORPORATION                           BELL, BOYD & LLOYD
 5215 OLD ORCHARD ROAD, SUITE 900                   THREE FIRST NATIONAL PLAZA
     SKOKIE, ILLINOIS 60077                          CHICAGO, ILLINOIS 60602
        (847) 583-8050                                   (312) 372-1121


           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENTS FOR SERVICE)
                    --------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                              PROPOSED        PROPOSED
                                            AMOUNT             MAXIMUM         MAXIMUM        AMOUNT OF
       TITLE OF EACH CLASS OF                TO BE         OFFERING PRICE     AGGREGATE      REGISTRATION
    SECURITIES TO BE REGISTERED           REGISTERED(1)       PER SHARE     OFFERING PRICE        FEE
=====================================   ================   ==============   ==============   ============


Common Stock, par value
      $.001 per share                   1,035,495 Shares   $30.07(2)        $31,137,335(2)    $ 9,436(2)
=====================================   ================   ==============   ==============    ==========

Common Stock, par value
      $.001 per share                     964,505 Shares   $36.31(3)        $35,023,588(3)    $10,614(3)
=====================================   ================   ==============   ==============    ==========

(1) Includes 200,000 Preferred Stock Purchase Rights evidenced by certificates of shares of Common Stock that automatically trade with such Common Stock ("Rights"). The registration statement also includes an indeterminate number of additional shares that may become issuable under the antidilution and other adjustment provisions of the PathoGenesis Corporation 1997 Stock Option Plan (the "1997 Plan") pursuant to
      Rule 416(a) of the Securities Act of 1933, as amended, and a corresonding number of Rights.
(2) Based on the weighted average exercise price of currently outstanding options under the 1997 Plan. The filing fee was paid at the time of the initial filing of this Registration Statement.
(3) In accordance with Rule 457(h), calculated on the basis of the high and low sale prices of the Registrant's Common Stock as quoted in the consolidated reporting system of the Nasdaq National Market on January 28, 1998, as reported by The Wall Street Journal (Midwest Edition). The filing fee was paid at the time of the initial filing of this Registration Statement.
===============================================================================

                                EXPLANATORY NOTE

         PathoGenesis Corporation has filed this Registration Statement to register an aggregate of 2,000,000 shares (the "Shares") of its Common Stock issuable under the PathoGenesis Corporation 1997 Stock Option Plan (the "1997 Plan"). This Registration Statement, as amended by this Post Effective Amendment No. 1, covers the original issuance of the Shares as well as the reoffer and resale of the Shares acquired by certain corporate officers or directors of PathoGenesis Corporation (the "Selling Shareholders") upon exercise of options granted under the 1997 Plan.

         A prospectus meeting the requirements of Part I of Form S-3 which covers the reoffer and resale by the Selling Stockholders of the Shares acquired or to be acquired by them under the 1997 Plan is contained in this Registration Statement.

         We may refer to PathoGenesis Corporation in the first person or as "PathoGenesis" or the "Company."

PROSPECTUS


                                2,000,000 SHARES

                            PATHOGENESIS CORPORATION

                                  COMMON STOCK

                                 --------------


         This Prospectus relates to the reoffer and resale by certain employees, officers and directors of PathoGenesis Corporation (the "Selling Shareholders") of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share, which have been or will be acquired by the Selling Shareholders upon exercise of options granted under the PathoGenesis Corporation 1997 Stock Option Plan (the "1997 Plan").

         The Selling Shareholders may offer and sell the Shares from time to time in transactions on the Nasdaq National Market or in negotiated transactions or otherwise at the prices prevailing at the time of sale. We will not receive any proceeds from such sales but will receive the exercise price paid by the Selling Shareholders upon exercise of their options. We will pay all expenses of preparing and reproducing this Prospectus.

         SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES.

         The Common Stock is traded on the Nasdaq National Market under the symbol "PGNS." On August 10, 1998, the closing price of the Common Stock, as reported in The Wall Street Journal (Midwest Edition), was $27.50 per share.

                             ----------------------

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
           COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is August 11, 1998.

                                TABLE OF CONTENTS

                                                                           PAGE
Available Information ........................................................2
Important Information on Forward-looking Statements...........................2
Documents Incorporated by Reference.......................................... 3
The Company...................................................................3
Risk Factors................................................................. 4
Use of Proceeds.............................................................. 6
Selling Shareholders......................................................... 7
Plan of Distribution..........................................................7
Experts.......................................................................7


                              AVAILABLE INFORMATION

         We file periodic and current reports, proxy and information statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. You may read and copy the reports or other information we file at the public reference facilities of the SEC at Washington, D.C., or its regional offices in Chicago, Illinois, and New York, New York. You can request copies of these documents, upon payment of photocopying fees, by writing to the SEC. For further information on the operation of the public reference rooms, please call the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's World Wide Web site at http://www.sec.gov and can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C.

         We filed with the SEC a Registration Statement on Form S-8 under the Securities Act of 1933 for the offering and sale of Shares of Common Stock covered by this Prospectus. As permitted by SEC rules, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. For further information concerning the Company and the Common Stock, please refer to the Registration Statement, including its exhibits. You can inspect the Registration Statement and its exhibits at the offices of the SEC or obtain copies as described in the above paragraph.


                            IMPORTANT INFORMATION ON
                           FORWARD LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include statements regarding the development of the Company's business, the markets for the Company's drug candidates, the Company's anticipated drug candidate development, and other statements that are not statements of historical fact. These forward-looking statements are subject to known and unknown risks, uncertainties or other factors which may cause the actual results of the Company to be materially different from the historical results or from any results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors." In addition to statements that explicitly describe such risks and uncertainties, the terms "believes," "belief," "expects," "plans," "anticipates," "intends" and similar expressions identify forward-looking statements. All cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear.


                       DOCUMENTS INCORPORATED BY REFERENCE

         We are incorporating by reference in this Prospectus certain documents we previously filed with the SEC. Incorporation by reference means that we are making the documents listed below a part of this Prospectus by referring to them and declaring that you should consider them to be part of this Prospectus as if they were fully copied in this Prospectus:

                   (a) Our annual report on Form 10-K for the year ended December 31, 1997 (File No. 0-27150).

                  (b) Our quarterly report on Form 10-Q for the three months ended March 31, 1998, as amended by Amendment No. 1 on Form 10-Q/A (File No. 0-27150).

                  (c) The description of the Common Stock under the caption "Description of Capital Stock -- Common Stock" in our prospectus that forms a part of the registration statement on Form S-1 (Reg. No. 333-22297), filed on February 25, 1997.

                  (d) The description of the Company's Preferred Stock Purchase Rights in our registration statement on Form 8-A filed on July 10, 1997, for the registration of said Rights under Section 12(g) of the Exchange Act (File No. 0-27150).

         We also incorporate by reference all documents we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before termination of the offering of the Shares covered by this Prospectus from the date of their filing. For purposes of this Prospectus, you should consider any statement contained in a document incorporated by reference in this Prospectus to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference in this Prospectus modifies or replaces such statement. You should not consider any statement so modified or superseded, except as so modified or superseded, to be a part of this Prospectus.

         We will provide you, without charge, a copy of any of the documents incorporated by reference in this Prospectus (other than exhibits unless the exhibits are specifically incorporated by reference into those documents). Please submit requests in writing or by telephone to Investor Relations, PathoGenesis Corporation, 201 Elliott Avenue West, Seattle, Washington 98119, telephone (206) 467-8100.


                                   THE COMPANY

         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in this Prospectus or incorporated by reference in this Prospectus.

         PathoGenesis Corporation develops novel drugs to treat serious, chronic human infectious diseases where there is a significant need for improved therapy. In December 1997, the United States Food and Drug Administration (the "FDA") approved our first drug, TOBI(TM) (tobramycin solution for inhalation). TOBI is a stable, premixed, proprietary formulation of the antibiotic tobramycin for delivery by inhalation using a nebulizer. The drug is indicated for the management of cystic fibrosis patients with Pseudomonas aeruginosa. We began marketing TOBI in the U.S. in January 1998. In March 1998, we filed for approval to market TOBI to cystic fibrosis patients in Canada. We expect to apply for regulatory approval in the United Kingdom in the fourth quarter of 1998.

         Currently, we are investigating TOBI in patients with bronchiectasis (a form of severe chronic bronchitis) and tuberculosis and are developing a second drug candidate, PA-1648, an oral drug candidate that may be a potential replacement for the antibiotic rifampin in tuberculosis treatment. We hope to report the results of all three trials by year-end. In addition, we are developing other inhaled and oral drug candidates for lung infections.

         Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119; our telephone number is (206) 467-8100, and our Internet address is www.pathogenesis.com.

                                  RISK FACTORS

         An investment in the Common Stock is highly speculative and involves a high degree of risk. Before deciding whether to invest in the Common Stock, you should carefully consider the following factors and the other information contained or incorporated by reference in this Prospectus.

         UNCERTAINTY OF FUTURE PROFITABILITY. The Company commenced the commercial sale of its first drug product, TOBI, in January 1998. Before then, the Company had no sources of operating revenues from any of its drug candidates and limited sources of revenue from grants and royalties. At March 31, 1998, the Company had an accumulated deficit of $99.8 million. The Company's ability to achieve profitability will depend on its ability to successfully commercialize TOBI. There can be no assurance that the Company will achieve long-term profitability from its operations, although it did earn a modest profit in the first quarter of 1998.

         DEPENDENCE ON TOBI. The Company's drug candidates other than TOBI are not expected to be commercially available for at least several years, if at all. The Company must depend on successfully marketing its only product, TOBI, in order to generate revenues to fund development of additional drug candidates. However, TOBI for cystic fibrosis may not achieve market acceptance. Certain drug companies are developing alternative therapies for treatment of cystic fibrosis, which efforts, if successful, may adversely affect the market for TOBI. In addition, the Company may not be successful in developing other drug candidates as commercial products.

         Because TOBI has been designated by the FDA as an "orphan drug" under the Orphan Drug Act, the Company has seven years of marketing exclusivity for TOBI in the U.S. from the time of TOBI's approval in December 1997. However, tobramycin also has been approved by the FDA for intravenous and intrathecal (injection into spinal fluid) use. These generic formulations of tobramycin can be modified by pharmacists, physicians or patients for inhalation use. Although that practice is not approved by the FDA, it may continue and may have a material adverse effect on reimbursement levels, sales and market acceptance of TOBI. Furthermore, the Company could incur substantial costs in asserting any rights to prevent such uses under the Orphan Drug Act.

         See also "--Uncertain Ability to Protect Patents and Proprietary Technology," "--Technological Change" and "--Competition" below.

         UNCERTAINTY OF THIRD PARTY REIMBURSEMENT AND PRODUCT PRICING. How successfully the Company can commercialize its products may depend, in part, on the extent to which reimbursement for the cost of such products will be available from third party payors, such as private health insurers, Medicare or Medicaid in the U.S. Adequate reimbursement in the U.S. or foreign countries may not be available for any products the Company has developed or will develop. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of the Company's products, the market acceptance of those products would be adversely affected.

         LIMITED SALES AND MARKETING CAPABILITIES. The Company only recently established a sales force. The sales, marketing and distribution capabilities may not be sufficient or successful.

         LIMITED MANUFACTURING CAPABILITY; DEPENDENCE ON SUPPLIERS. The Company relies on others to supply raw materials and manufacture TOBI according to the FDA's requirements. There can be no assurance that the Company will be able to obtain future supplies of bulk tobramycin on favorable terms, that contract manufacturers will be able to provide the Company with sufficient quantities of TOBI, or that the products supplied will meet the Company's and the FDA's specifications. The Company obtains bulk powdered PA-1648 from Kaneka Corporation, currently the only known manufacturer of the bulk powdered drug. The Company has no alternative supply source, although it believes that it has sufficient quantities of PA-1648 to complete Phase II testing.

         UNCERTAIN ABILITY TO PROTECT PATENTS AND PROPRIETARY TECHNOLOGY. The Company's ability to compete effectively depends on its ability to protect its proprietary technology in the U.S. and abroad. The Company intends to file applications as appropriate for patents covering formulation, composition of matter, or uses of its drug candidates, its proprietary processes and any significant gene sequences that it discovers. However, the Company may not obtain any patents for which it applies. Even if obtained, these patents may be challenged, invalidated or circumvented, or may not provide any competitive advantage. The Company also relies on trade secrets, know-how and continuing technological advancement to maintain its competitive position. The Company has entered into confidentiality and invention agreements with its employees and consultants, but there can be no assurance that each of those agreements will be honored. Moreover, the Company may not be able to effectively protect its patents or its rights to unpatented trade secrets, or others may independently develop substantially equivalent proprietary information.

         GOVERNMENT REGULATION. The Company's research, clinical trials, drug production and marketing are subject to regulation by numerous governmental agencies in the U.S. and other countries. The effect of government regulation, or a change in the regulations, may be to increase product development costs, delay marketing of the Company's proposed products, or furnish a competitive advantage to the Company's competitors. Regulatory authorities may not approve any product candidates developed by the Company on a timely basis or at all. In addition, noncompliance with regulatory requirements could result in fines, injunctions, seizures of products, total or partial suspension of product marketing, withdrawal of marketing approvals, or criminal prosecution, among other outcomes. Compliance with regulations may be burdensome.

         UNCERTAINTY OF DRUG DEVELOPMENT AND CLINICAL TRIALS. Results of initial studies of drug candidates are not necessarily indicative of results that will be obtained from subsequent or more extensive preclinical and clinical testing or long-term efficacy studies. Adverse or inconclusive clinical trial results could significantly delay regulatory filings or result in a filing for a narrower indication. There can be no assurance that the Company's research and development, preclinical testing, clinical trials, or long-term safety and efficacy studies will be successfully completed. The Company may not obtain regulatory approvals or may obtain approvals that are not as broad as sought. Even if the Company succeeds in obtaining the desired regulatory approval for a drug candidate, it may not be able to produce the drug candidates in commercial quantities at reasonable costs. Furthermore, products may not achieve market acceptance.

         TECHNOLOGICAL CHANGE. The pharmaceutical business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, medicinal pharmacology, recombinant DNA technology and other fields of biology and pharmaceutical chemistry are expected to continue at a rapid pace in industry and academia. Research and discoveries by others may render some or all of the Company's programs or drug candidates noncompetitive or obsolete.

         COMPETITION. Many companies, including well-known pharmaceutical companies, chemical companies and specialized genetic engineering companies, are engaged in developing pharmaceuticals for human therapeutic applications. Many of these companies have substantially greater financial, research and development, manufacturing, marketing and human resources than the Company and represent significant competition. Such companies may succeed in developing products that are more effective or less costly than any that may be developed by the Company and may also be more successful than the Company in manufacturing and marketing.

         PRODUCT LIABILITY. The Company's business exposes it to potential product liability risks which are inherent in the testing, manufacturing and marketing of human therapeutic products. The Company maintains insurance against product liability and defense costs in the amount of $25 million per occurrence and $25 million in the aggregate. There can be no assurance that product liability claims will not occur, that the Company will be able to obtain or maintain product liability insurance on acceptable terms, or that such insurance will provide adequate coverage against any potential claims.

         USE OF HAZARDOUS MATERIALS. The Company's research and development involve the controlled use of hazardous, infectious and radioactive materials. The Company is subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. The Company may incur significant costs to comply with environmental laws, rules, regulations and policies. The business, financial position or results of operations of the Company may be materially and adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of materials which could be hazardous. The Company does not maintain a separate insurance policy to cover the risk of accidental injury or contamination from these materials.

         DEPENDENCE ON QUALIFIED PERSONNEL. In view of the intense competition for qualified personnel in the pharmaceutical field, the Company may not be able to continue to attract and retain the qualified personnel necessary for the development of its business. The unexpected loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner, would be detrimental to the Company's research and development programs and to its business.

         DEPENDENCE ON OTHERS. The Company's strategy for the research, development and commercialization of its drug candidates and proprietary technologies may require it to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others. There can be no assurance that any revenues or profits will be derived from such arrangements, or that the Company will be able to enter into future collaborations.

         STOCK PRICE VOLATILITY. The market price of the Common Stock has fluctuated significantly, and is likely to do so in the future, as is typical for publicly traded emerging growth companies and biopharmaceutical companies. Factors such as results of clinical trials, announcements of new products by the Company or its competitors, regulatory actions, developments or disputes concerning patent or proprietary rights, and period-to-period fluctuations in the Company's financial results could have a significant impact on the market price of the Common Stock.

         ACCESS TO CAPITAL. The Company may need to raise substantial additional capital to fund its future operations. The Company may seek such additional funding through public or private financings or collaborative, licensing and other arrangements with corporate partners. If additional funds are raised by issuing equity securities, dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional financing will be available on acceptable or affordable terms when or if needed.

         CERTAIN ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation and By-laws include provisions that may have the effect of discouraging a change in control of the Company. These provisions include super-majority vote requirements for certain amendments to the Certificate of Incorporation or By-laws. In addition, the Preferred Stock Purchase Rights adopted by the Company may delay, defer or prevent a change in control of the Company, even if the change would be beneficial to shareholders.

         The board of directors is divided into three classes, elected for staggered three-year terms. A staggered board may affect shareholders' ability to cause a change in control.

         NO DIVIDENDS. The Company has not declared or paid dividends on the Common Stock since incorporation and does not expect to declare or pay any dividends to shareholders in the foreseeable future.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares. However, the Company expects to use the proceeds from exercise of the options under the 1997 Plan for working capital and other general corporate purposes.

                              SELLING SHAREHOLDERS

         The Selling Shareholders may use this Prospectus for the reoffer and resale to the public of shares of Common Stock to be issued under the 1997 Plan. Those Shares have been registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. Certain of the Selling Shareholders may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and its rules, and their Shares may be deemed to be "control securities" within the meaning of General Instruction C to Form S-8. The control securities may also be resold under Rule 144 of the Securities Act or in other transactions exempt from registration under that Act.

         The Company will include the names of the Selling Shareholders, their relationship to the Company, the number of shares of Common Stock that they beneficially own and the amount of Shares owned by each of them that are available for resale under this Prospectus in a supplement to this Prospectus at the time of sale. Neither the statements in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale or other disposition by any Selling Shareholder is an admission by the Company or any Selling Shareholder that any Selling Shareholder is in a control relationship with the Company.

         The Company does not know whether any of the Selling Shareholders will use this Prospectus to sell any Shares or, if this Prospectus is so used, how many Shares will be offered or sold.


                              PLAN OF DISTRIBUTION

         Up to 2,000,000 Shares may be offered by this Prospectus. The Selling Shareholders may sell Shares from time to time in one or more transactions on the Nasdaq National Market (which may involve block transactions), in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may engage one or more broker-dealers to act as principal or agent in making sales, who may receive discounts or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent in amounts to be negotiated (which may be more or less than customary commissions).

         The Company will pay all expenses of filing the Registration Statement and preparing and reproducing this Prospectus. The Selling Shareholders will pay any selling expenses incurred in their sale of any Shares covered by this Prospectus.


                                     EXPERTS

         The consolidated financial statements of PathoGenesis Corporation and subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 and for the period from December 10, 1991 (inception) through December 31, 1997 have been incorporated by reference herein from the Company's annual report on Form 10-K for 1997 in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be included herewith.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be included herewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company incorporates by reference the following documents previously filed with the SEC (File No. 0-27150) in this registration statement:

                  (a) The Company's annual report on Form 10-K for the year ended December 31 ,1997.

                  (b) The Company's quarterly report on Form 10-Q for the three months ended March 31, 1998, as amended by Amendment No. 1 on Form 10-Q/A.

                  (c) The description of the Company's Common Stock under the caption "Description of Capital Stock -- Common Stock" in the Company's prospectus constituting a part of the registration statement on Form S-1 (Reg. No. 333-22297), filed on February 25, 1997.

                  (d) The description of the Company's Preferred Stock Purchase Rights in the Company's registration statement on Form 8-A filed on July 10, 1997, for the registration of said Rights under Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of Common Stock covered by this registration statement shall be deemed to be incorporated by reference into, and to be part of, this registration statement from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her. In addition, a Delaware corporation is authorized to purchase insurance on behalf of its directors and officers against liabilities whether or not in the circumstances the corporation would have the power to indemnify against such liabilities under said section.

         The Company's Amended and Restated Certificate of Incorporation provides for indemnification of the Company's directors, officers, employees and agents, to the fullest extent permitted by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by each such person in connection with any action, suit, or proceeding to which such person was or is made a party or is threatened to be a party by reason of the fact that such person is a director, officer, employee or agent of the Company; provided, however, except as provided in the Amended and Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such person in connection with a proceeding initiated by such person if the proceeding was authorized by the board of directors of the Company. The Company has obtained directors and officers insurance covering its directors and executive officers.

         The Company's Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care except for liability where the director
(a) breaches his or her duty of loyalty to the Company or its shareholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorized a payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere in this registration statement and is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (a)    The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section
                 10(a (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i)-(j)  Not applicable.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skokie, State of Illinois, on August 11, 1998.

                                            PATHOGENESIS CORPORATION


                                            By   /s/ ALAN R. MEYER
                                               ------------------------------
                                                     Alan R. Meyer
                                                     Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/S/ Alan R. Meyer         Executive Vice President, Chief       August 11, 1998
Alan R. Meyer             Financial Officer and Director
                          (Principal Financial and
                            Accounting Officer)

Wilbur H. Gantz           Chairman, Chief Executive    )
                          Officer, President and       )
                          Director (Principal Executive)
                          Officer)                     )
                                                       )
John Gordon               Director                     )
                                                       )
                                                       )
Elizabeth M. Greetham     Director                     )   By:/S/ ALAN R. MEYER
                                                              -----------------
                                                       )          Alan R. Meyer
                                                       )       Attorney-in-Fact
Michael J. Montgomery     Director                     )        August 11, 1998
                                                       )
                                                       )
Talat M. Othman           Director                     )
                                                       )
                                                       )
Eugene L. Step            Director                     )
                                                       )
                                                       )
Fred Wilpon               Director                     )


(Being the principal executive officer, the principal financial and accounting officer and all of the directors of PathoGenesis Corporation.)


ORIGINAL POWERS OF ATTORNEY AUTHORIZING WILBUR H. GANTZ AND ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT, AND AMENDMENT THERETO, FOR EACH OF
MS. GREETHAM AND MESSRS. GANTZ, GORDON, MEYER, MONTGOMERY, OTHMAN, STEP AND WILPON HAVE BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.